EXHIBIT 23.1



             CONSENT OF INDEPENDENT ACCOUNTANTS


          We  hereby  consent to the incorporation
          by   reference   in  this   Registration
          Statement  on  Form S-8  of  our  report
          dated  February 9, 1999 relating to  the
          financial statements, which appears   in
          the  1998  Annual Report to Shareholders
          of Humana Inc., which is incorporated by
          reference in Humana Inc.'s Annual Report
          on Form 10-K for the year ended December
          31,   1998.   We  also  consent  to  the
          incorporation by reference of our report
          dated  February 9, 1999 relating to  the
          financial   statement  schedule,   which
          appears in such Annual Report on Form 10-K.

          PricewaterhouseCoopers LLP

           /s/
          Louisville, Kentucky
          September 9, 1999